EXHIBIT 99.1
GoPro Announces Third Quarter 2021 Results
Revenue of $317 million, up 13% Year-over-Year
Gross Margin of 43.6% (GAAP) and 43.8% (non-GAAP)
Profitable on a GAAP and non-GAAP Basis with Earnings of $1.92 and $0.34 per Share
GoPro Subscribers up 168% Year-over-Year to 1.34 million

SAN MATEO, Calif., November 4, 2021 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its third quarter ended September 30, 2021 and posted management commentary on the investor relations section of its website at https://investor.gopro.com.

“GoPro had an outstanding third quarter with strong revenue, earnings, margin, and cash flow growth that have led us to raise our margin and profitability outlook for the year,” said Nicholas Woodman, GoPro’s founder and CEO. “Strong demand, effectively managed supply chain and channel inventory combined with a successful new product launch to yield our highest gross margins since 2015.”

“GoPro delivered exceptional earnings driven by revenue growth, expanded gross margins, and free cash flow from operations,” said Brian McGee, GoPro’s CFO and COO. “We generated $166 million of free cash flow, or 15% of revenue on a trailing twelve-month basis, thanks to continued camera mix shift to the high-end and execution of our direct-to-consumer, subscription-centric strategy.”

Q3 2021 Financial Highlights
•Revenue was $317 million, up 13% year-over-year from $281 million.
•GoPro.com total revenue, including subscription revenue, increased 16% year-over-year to $94 million – 30% of total revenue.
•Subscription revenue was $14 million, up 143% year-over-year.
•GoPro subscriber count was 1.34 million, up 168% year-over-year.
•Quik app subscriber count was 168,000.
•GAAP and non-GAAP gross margins were 43.6% and 43.8% respectively, up from the prior year period at 35.4% and 36.2%, respectively.
•GAAP net income was $312 million, or $1.92 per share, up from $3 million or $0.02 per share in the prior year period. Non-GAAP net income was $55 million, or $0.34 per share, up from $31 million, or $0.20 per share in the prior year period.
•GAAP and non-GAAP operating expenses were $89 million and $80 million, respectively, compared to $90 million and $68 million, respectively in the prior year period.
•Adjusted EBITDA was $60 million, or 19% of revenue, compared to $39 million, or 14% of revenue in the prior year period.
•Cameras with retail prices at or above $300 represented 98% of Q3 2021 camera revenue, up from 83% in the prior year period.
•Q3 2021 Street ASP was $381, up 25% year-over-year.

Recent Business Highlights
•Launched new flagship, HERO10 Black, delivering breakthrough performance.
•Patent portfolio surpassed 1,000 U.S. granted patents, bringing its total granted patents to more than 1,600 globally.
•Appointed consumer products leader Shaz Kahng to GoPro’s Board of Directors.
•Announced new high-performance Enduro Battery that improves HERO10 and HERO9 cold temperature performance and extends recording times in all conditions.
•Ranked No. 2 amongst online photo and video equipment retailers in Newsweek’s recent report, “America’s Best Customer Service – 2022.”

Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2021	2020	% Change
Revenue	$316,669	$280,507	12.9%
Gross margin
GAAP	43.6%	35.4%	820 bps
Non-GAAP	43.8%	36.2%	760 bps
Operating income
GAAP	$48,601	$8,854	448.9%
Non-GAAP	$58,798	$33,446	75.8%
Net income
GAAP	$311,761	$3,307	9,327.3%
Non-GAAP	$55,320	$31,049	78.2%
Diluted net income per share
GAAP	$1.92	$0.02	9,500.0%
Non-GAAP	$0.34	$0.20	70.0%
Adjusted EBITDA	$60,442	$39,179	54.3%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial toll free (800) 367-2403 or (334) 777-6978, access code 8402962, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
For more information, visit www.gopro.com. Members of the press can access official brand and product images, logos and reviewer guides by visiting GoPro's press portal. GoPro customers can submit their photos, raw video clips and edits to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro's blog The Inside Line.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, GoPro’s investor relations website and blog, The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include but are not limited to planned growth and expansion of our total addressable market through new products and subscription services; increased profitability in 2021 and beyond; overall consumer demand, and the impact of the COVID-19 pandemic on our business. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include our cumulative GAAP income from the past three years may not be sustainable in future periods, we may not be able to achieve our forecast, sustain revenue growth or profitability, and our operating results may fluctuate unpredictably; our ability to effectively grow our direct-to-consumer and subscription business; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, and may result in our financial performance suffering the fact that our plan to profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the fact that sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that growing our direct-to-consumer and subscription business while reducing our reliance on our other sales channels could impact profitability; the impact of the COVID-19 pandemic and its effect on the United States and global economies and our business in particular; any inability to successfully manage product introductions, product transitions, product pricing and marketing; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our transition away from some distributors and retailers; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products which may be impacted due to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and may increase our costs such as increased freight rates or shipping delays; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, as well as fluctuations in currency exchange rates, may adversely affect consumer discretionary spending; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; the risk that the e-commerce technology systems that give consumers the ability to shop online do not function effectively; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (SEC), and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2021. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$316,669	$280,507	$769,935	$534,153
Cost of revenue	178,616	181,195	453,904	355,722
Gross profit	138,053	99,312	316,031	178,431

Operating expenses:
Research and development	36,458	37,235	106,688	104,074
Sales and marketing	37,352	34,378	108,812	112,845
General and administrative	15,642	18,845	45,940	53,686
Total operating expenses	89,452	90,458	261,440	270,605
Operating income (loss)	48,601	8,854	54,591	(92,174)
Other income (expense):
Interest expense	(5,748)	(5,260)	(17,160)	(14,774)
Other income (expense), net	(1,320)	955	435	462
Total other expense, net	(7,068)	(4,305)	(16,725)	(14,312)
Income (loss) before income taxes	41,533	4,549	37,866	(106,486)
Income tax expense (benefit)	(270,228)	1,242	(280,679)	4,710
Net income (loss)	$311,761	$3,307	$318,545	$(111,196)

Net income (loss) per share:
Basic	$2.01	$0.02	$2.07	$(0.75)
Diluted	$1.92	$0.02	$1.96	$(0.75)

Shares used to compute net income (loss) per share:
Basic	155,009	149,406	153,618	148,491
Diluted	162,746	151,849	162,728	148,491

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$296,357	$325,654
Restricted cash	—	2,000
Marketable securities	82,184	—
Accounts receivable, net	98,832	107,244
Inventory	120,891	97,914
Prepaid expenses and other current assets	44,830	23,872
Total current assets	643,094	556,684
Property and equipment, net	20,409	23,711
Operating lease right-of-use assets	27,762	31,560
Intangible assets, net and goodwill	146,592	147,673
Other long-term assets	280,390	11,771
Total assets	$1,118,247	$771,399

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$118,876	$111,399
Accrued expenses and other current liabilities	112,480	113,776
Short-term operating lease liabilities	9,542	9,369
Deferred revenue	34,400	28,149
Short-term debt	120,213	—
Total current liabilities	395,511	262,693
Long-term debt	109,470	218,172
Long-term operating lease liabilities	45,138	51,986
Other long-term liabilities	13,133	22,530
Total liabilities	563,252	555,381

Stockholders’ equity:
Common stock and additional paid-in capital	1,000,579	980,147
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(331,971)	(650,516)
Total stockholders’ equity	554,995	216,018
Total liabilities and stockholders’ equity	$1,118,247	$771,399

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
Operating activities:
Net income (loss)	$311,761	$3,307	$318,545	$(111,196)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	2,370	4,802	8,598	15,495
Non-cash operating lease cost	1,352	749	3,798	4,907
Stock-based compensation	9,329	8,413	28,227	21,926
Deferred income taxes	(269,913)	(104)	(269,922)	(51)
Non-cash restructuring charges	—	1,943	(99)	5,242
Impairment of right-of-use assets	—	12,460	—	12,460
Non-cash interest expense	3,590	2,498	10,535	7,348
Other	1,705	(461)	874	738
Net changes in operating assets and liabilities	7,429	65,950	(35,251)	30,660
Net cash provided by (used in) operating activities	67,623	99,557	65,305	(12,471)

Investing activities:
Purchases of property and equipment, net	(2,822)	(2,397)	(4,840)	(4,560)
Purchases of marketable securities	(49,380)	—	(82,270)	—
Maturities of marketable securities	—	—	—	14,830
Asset acquisition	—	—	—	(438)
Net cash provided by (used in) investing activities	(52,202)	(2,397)	(87,110)	9,832

Financing activities:
Proceeds from issuance of common stock	3,025	1,599	7,225	3,508
Taxes paid related to net share settlement of equity awards	(7,038)	(2,359)	(15,013)	(4,713)
Proceeds from borrowings	—	—	—	30,000
Repayment of borrowings	—	(30,000)	—	(30,000)
Net cash provided by (used in) financing activities	(4,013)	(30,760)	(7,788)	(1,205)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(857)	792	(1,704)	414
Net change in cash, cash equivalents and restricted cash	10,551	67,192	(31,297)	(3,430)
Cash, cash equivalents and restricted cash at beginning of period	285,806	79,679	327,654	150,301
Cash, cash equivalents and restricted cash at end of period	$296,357	$146,871	$296,357	$146,871

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017, first quarter of 2018 and second quarter of 2020, including right-of-use asset impairment charges, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) exclude the loss on extinguishment of debt because it is not reflective of ongoing operating results in the period, and such losses vary in the frequency and amount;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017 and November 2020, we are required to recognize non-cash interest expense, such as the amortization of debt discounts, in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP net income (loss)	$311,761	$3,307	$318,545	$(111,196)
Stock-based compensation:
Cost of revenue	483	340	1,420	1,175
Research and development	4,380	3,597	13,131	9,682
Sales and marketing	1,950	1,601	5,968	4,107
General and administrative	2,516	2,875	7,708	6,962
Total stock-based compensation	9,329	8,413	28,227	21,926

Acquisition-related costs:
Cost of revenue	70	964	1,081	3,875
Total acquisition-related costs	70	964	1,081	3,875

Restructuring and other costs:
Cost of revenue	51	938	150	1,270
Research and development	417	5,883	1,290	8,383
Sales and marketing	199	3,974	677	11,189
General and administrative	131	4,420	419	5,660
Total restructuring and other costs	798	15,215	2,536	26,502

Non-cash interest expense	3,590	2,498	10,535	7,348
Income tax adjustments	(270,228)	652	(280,907)	3,260
Non-GAAP net income (loss)	$55,320	$31,049	$80,017	$(48,285)

GAAP shares for diluted net income (loss) per share	162,746	151,849	162,728	148,491
Non-GAAP shares for diluted net income (loss) per share	162,746	151,849	162,728	148,491

GAAP diluted net income (loss) per share	$1.92	$0.02	$1.96	$(0.75)
Non-GAAP diluted net income (loss) per share	$0.34	$0.20	$0.49	$(0.33)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2021	2020	2021	2020
GAAP gross profit as a % of revenue	43.6%	35.4%	41.0%	33.4%
Stock-based compensation	0.2	0.1	0.2	0.2
Acquisition-related costs	—	0.4	0.2	0.8
Restructuring and other costs	—	0.3	—	0.2
Non-GAAP gross profit as a % of revenue	43.8%	36.2%	41.4%	34.6%

GAAP operating expenses	$89,452	$90,458	$261,440	$270,605
Stock-based compensation	(8,846)	(8,073)	(26,807)	(20,751)
Restructuring and other costs	(747)	(14,277)	(2,386)	(25,232)
Non-GAAP operating expenses	$79,859	$68,108	$232,247	$224,622

GAAP operating income (loss)	$48,601	$8,854	$54,591	$(92,174)
Stock-based compensation	9,329	8,413	28,227	21,926
Acquisition-related costs	70	964	1,081	3,875
Restructuring and other costs	798	15,215	2,536	26,502
Non-GAAP operating income (loss)	$58,798	$33,446	$86,435	$(39,871)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2021	2020	2021	2020
GAAP net income (loss)	$311,761	$3,307	$318,545	$(111,196)
Income tax expense	(270,228)	1,242	(280,679)	4,710
Interest expense, net	5,697	5,241	16,977	14,551
Depreciation and amortization	2,371	4,802	8,599	15,495
POP display amortization	714	959	2,022	3,468
Stock-based compensation	9,329	8,413	28,227	21,926
Restructuring and other costs	798	15,215	2,536	26,502
Adjusted EBITDA	$60,442	$39,179	$96,227	$(24,544)

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